Exhibit 99.2

SRX Global Fireside Chat — Transcript

July 14, 2026

Speakers:

Valter Pinto (Managing Director, KCSA Strategic Communications)

Kent Cunningham (CEO, SRX Global)

Eric Jackson (President, EMJX and Head of Asset Management, SRX Global)

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Valter Pinto: Good morning, everyone, and welcome to the SRX Global Fireside Chat. Thank you all for joining us today.

My name is Valter Pinto, Managing Director at KCSA Strategic Communications. I’m joined today by Kent Cunningham, CEO of SRX Global, and Eric Jackson, President of EMJX and Head of Asset Management for SRX. As many of you know, SRX recently closed on its acquisition of EMJX, and today has emerged as an AI-enabled platform focused on investments in high-conviction companies and assets. I’m looking forward to providing our shareholders with an update today, and to discuss the company’s vision with Kent and Eric.

I’d like to start by reminding everyone that statements made today may be considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable securities laws. Actual results may differ materially from those expressed or implied due to risks and uncertainties described in the Company’s filings with the SEC, including its periodic reports and investor materials. SRX undertakes no obligation to update forward-looking statements, except as required by law.

Towards the end of today’s fireside chat, we’ll open the floor to live Q&A. It’s been a busy last few weeks, we have a lot to cover on today’s call, and we received a lot of incoming questions from our shareholders, and for that we thank you. For investors who have not yet submitted questions, please send them through the Q&A function at any time; we’ll cover as many as possible during the time allotted for today’s call. If for some reason we don’t get to your question during today’s session, please email us at srx@kcsa.com.

Please note this call is being recorded today, Tuesday, July 14th, at 10:30 AM Eastern. A replay will be available on the SRX Investor Relations website following the conclusion of today’s discussion.

Before we begin, I’d like to kick it over to Kent for opening remarks. Kent?

Kent Cunningham: Thanks, Valter, and thank you to everyone for joining us today.

Look, I’d say the last several months have been nothing short of transformational for our Company. As you all know, and as Valter just mentioned, we recently completed the acquisition of EMJX — creating new opportunities, but also enabling a new platform that we’re incredibly excited about. Eric and I are going to talk more about the why on this call.

As we stand today, we’ve positioned our team, our balance sheet, and our strategy for long-term growth. At the same time, it’s been a frustrating period for shareholders — I get that. I understand that the volatility of recent weeks can be unsettling, and as significant shareholders ourselves, management and our board feel that responsibility alongside you.

So what are we doing about it? First, we moved quickly and decisively to deliver value back to shareholders, announcing the million-dollar aggregate cash dividend. At the same time, the board also authorized up to a 10-million-share buyback. That gives us another capital allocation lever we can pull, when necessary and when appropriate.

As we reported preliminarily last week — and this is one of the things I’m most excited about — we have $55 million in cash and short-term investments as of June 30, 2026, no debt, and that equates to a net asset value of approximately $3.07 per share. So we’re operating from an incredibly strong position at this point in time. I also want to reassure everyone that the necessary steps we took, like the share consolidation to get us to this position of strength, are behind us.

But we’ve got more work to do. So as we look ahead, our commitment is simple: we’re going to focus on things within our control. That means we’ll leverage our operating expertise, we’ll leverage our proprietary tech, and we’ll leverage our differentiated market access to identify opportunities, allocate capital with discipline, and create long-term value for our shareholders — because we believe that consistent execution is the surest path to creating lasting shareholder value.

Valter, I’ll kick it back to you.

Valter Pinto: Thanks, Kent. I appreciate that. Let me give Eric an opportunity to make some opening comments before we get to Q&A. Eric?

Eric Jackson: Thanks, Valter. I’d say that what Kent just described — if I were an investor looking at this stock — everything he’s talked about happening at the company in the last few months is all about cleaning it up, fixing it, and putting it in an incredibly strong position to go forward. That obviously matters for investors. But from a look-forward basis, I’m going to talk about EMJX here mostly today — I think that’s really the growth engine to look forward to as part of this story.

What I’d say is, when we first announced the deal in December, we’ve basically done everything we said we would over these last six-plus months. Back then, we said we thought Gen 1 treasuries were a misguided way of allocating capital — we felt they were simply bobbing on the waves with the price of Bitcoin. We didn’t really understand why they were trading at, in some cases, 4 to 8 times mNAV — the highest ever was MetaPlanet, trading up to 10x mNAV at one point.

We felt a better approach was a Gen 2 Treasury approach, which is what we’ve built over the last six months, and for years before that. A Gen 2 Treasury approach is a multi-asset treasury — Bitcoin, Ethereum, other cryptocurrencies, and other equities as well, including options: call spreads, put spreads, and so forth. We felt this isn’t just an interesting business on its own, but that basically every corporate treasury going forward is effectively going to have to become a Gen 2 treasury, where they have this mixture of cash, stock, and crypto assets with incredible volatility they need to control for. We saw the challenge as using AI models to manage that volatility and make money no matter what market regime we’re operating in.

Anybody looks great — like MicroStrategy and BitMine — when the price of Bitcoin or Ethereum is going up. But we’ve seen in these last six months what happens to them when the price goes down, and they get dropped.

We just released a press release this morning that talks about how the EMJX treasury, since Feb 11th, has made — on a paper-trade basis, not with capital — 25%, while the price of Bitcoin was down 5% over that period, the price of Ethereum was down even more, and names like MicroStrategy and BitMine were down even more than that.

It’s very important to explain how that number was derived. If I’d just gone home on a weekend and said, “I’m going to create some strategy to perfectly trade the past six months,” and gave it to Claude Code, I’d have perfect information about exactly what happened over that six-month period, and Claude Code would dutifully churn out some return that made money. But that’s not what we did. We generated those numbers on a go-forward basis with the SRXH board back in February when we started this, because the deal hadn’t closed yet. We started trading the EMJX model, where every day I would email before 10 AM a member of the SRXH board with the trades for that day and the market regime our model had for that day. It was approved, and the trades were made at the prices they occurred at, at that time, on a go-forward basis. That’s a go-forward strategy, one that will make money in multiple different types of environments. We’ve made a lot of money in this bearish market, and we believe we will make money in a bullish market.

If we prove that to you as shareholders, we’ll be able to show that we can make money in multiple markets. We are not one of these Gen 1 treasuries that’s basically just a 3x version of Bitcoin or Ethereum — that’s unique, that’s different, there’s nobody else out there. There are people playing around with creating fancy dividends tied to the price of Bitcoin; that’s not what we’re doing. I’m a simple guy — I like to make money no matter what market condition we’re operating in. That’s what we’ve delivered in EMJX, and we’re going to go through that in more detail today. You’ll have to judge. At the moment, as Kent was saying, we have $3.07 of NAV, and the last time I checked, the price was trading below that. We don’t agree with that, as management and as the board. We think that if everything I’ve said is true, we can make more money in any kind of market we operate in, and we think we deserve a premium to NAV. But the pressure is on our shoulders to prove that now.

Back to you, Valter.

Valter Pinto: Awesome. Thanks, Eric — very well said. Over the last few weeks, we’ve heard from many shareholders, and we’ve been collecting feedback and questions. While we aim to address as many of the themes and specific questions we received on this call, I want to remind everyone that we must also adhere to SEC rules and regulations. Especially now that we’ve closed our June 30th quarterly period and shortly, by mid-August or so, we’ll report our full June 30th financial results. In those results, we’ll be providing updates on our cap table and other updates within the quarterly filing. We also plan to host an earnings call, so we’ll be speaking with everyone again shortly.

Now, into our Q&A. Kent, starting with you: the company recently closed the EMJX acquisition — can you talk about what you saw from the EMJX team, and how the acquisition fits into the company’s new platform going forward?

Kent Cunningham: Yeah, absolutely. For us, the opportunity — and Eric mentioned some of this as well — was larger than simply operating one business. We saw the chance to combine decades of operating expertise with the advanced AI that Eric and the team have built with EMJX, and then couple that further with smart capital allocation into a platform that’s capable of investing across multiple industries and sectors, basically wherever we believe we have an advantage and can create value.

So in simple terms, we’re combining operating expertise and experience with disciplined investing, while fully leveraging proprietary AI that continuously learns, to create what we think of as asymmetric return possibilities. And for us and for our shareholders, that’s ultimately a game changer.

Valter Pinto: Thanks, Kent and Eric. Eric, back over to you, you started talking about this morning’s release, which gave really important updated information on our investments. Can you dig in further on the breadth of the AI and machine-learning engine, and how you use these capabilities to make investment decisions?

Eric Jackson: Sure. There are really two parts to building a great model and making money from it. On building the model: we started with over 2,000 variables, or features, that we were looking at to give us clues about where the price of Bitcoin or Ethereum would be going in the next 30 days. You start predicting beyond 30 days, the quality of the prediction starts to drop off, so we work within roughly a 30-day look-forward period — what factors give us the biggest hints of where price is going. From those 2,000 variables, you winnow it down to the most important ones.

What we ended up building is what we call a regime model. Think of it like different “flavors” in the market — bull markets, bear markets, and at the moment, a mixed or choppy market — with degrees of variation within those three states. Obviously, when it’s a bull market, prices tend to go up; when it’s a bear market, prices tend to go down. We’ve developed a model that gives us an indication of where the price of crypto is heading. Most recently, in today’s press release, we talked about how just last week the model flipped from a “stress” model, which it had been in since May 26th — on the morning of May 26th, the price of Bitcoin was $77,000, and we got a signal that our regime model had flipped to stress. We prepared appropriately, and then subsequently the price of Bitcoin dropped over the next several weeks to $58,000. Just last week, we got a signal that it had come back to “mixed” and at that point Bitcoin was $61,000, so again, we took appropriate action.

But the second part of how you make money, is it one thing know we have gone from bullish to mixed and mixed to stressed but then there is the whole business logic of how you manage a portfolio to actually make money from those hints that there is where the prices are going. That’s the secret sauce for us. If we think the price of Bitcoin or Ethereum is about to drop in the next 30 days, we’re not precious about holding it forever, we’re not one of those treasuries that believes in “never sell.” We will reduce the amount of Bitcoin or Ethereum that we hold overall in the portfolio. As I said, we also hold other assets kinds of altcoins, and what we call high-convexity equities, names like Opendoor, which we think can double, triple, even 10x over time. But in a bearish market, we’ll be more lightly exposed to those higher-beta names than we would be in a bullish market. And then there are options as well — buying put spreads, call spreads, far-out-of-the-money puts or calls, as the case may be. We will bring those to bear. Those are some of the reasons we’ve been able to generate a 24–25% return since February in what’s been a fairly lackluster, bearish market.

It’s one thing to build a great model. The other important thing: think about guys like Michael Burry or Kyle Bass, they’re on TV all the time because they were famous for calling the housing crash in 2008. But subsequently, every time they come on TV talking about another crash coming, that’s generally been the wrong advice to take. When we build our model, we look at different snapshots in time, we call those windows okay, and for us, it’s not enough to be right in 1 out of 15 windows, the way Burry and Bass have been. We want a model that makes money across all 15 windows, which is a much more difficult task.

That’s taken a lot of time and effort, but we now have that model in hand. That doesn’t mean we stop working on it — things change, markets change, conditions change, and we continue to iterate. We’re currently on version 23 of our model, and it keeps getting better. You can’t rest on your laurels; you have to keep at it. The good news is we’re proving we can make money in multiple kinds of markets, that’s out intent going forward and we think there will be a huge demand for a license and use and access a model like that.

Valter Pinto: Thanks, Eric, appreciate that. Kent, we’ve spoken a lot about EMJX today, but we also have the Halo brand and other investments. From your point of view, how do all the pieces fit together under this new platform?

Kent Cunningham: Yeah, I’d say we aren’t trying to be everything to everyone. Our goal — and Eric just outlined it — is to be exceptional at allocating capital, making the right calls, and executing operationally, with investment choices across sectors where we see signals or patterns and where we believe there are opportunities we can create disproportionate value.

You mentioned Halo, our premium pet food business — that’s a good example. We can now use EMJX and its developed use the AI that EMJX has developed, and its continuously learning — Eric mentioned it’s on version 23 and getting stronger as it gets more inputs and signals from various disparate market sources — to start detecting real-time demand signals for the Halo brand. We can uncover category, competitor, or consumer sentiment shifts that we can plan for and take advantage of while they’re still nascent and still developing, giving us a first-mover advantage by fueling those shifts to help drive household penetration for the brand. Or, on the flip side, we can respond sooner to trends or actions in the marketplace that could be detrimental to brand health or to our sales overall. We think that’s incredibly powerful for the brand and the business going forward.

On new investments: sometimes we’re going to control businesses; sometimes we’ll invest alongside outstanding founders and management teams; and sometimes we’ll pursue special situations where complexity creates opportunity for us. And sometimes the highest-return investment may be our own shares, as we communicated last week. But regardless, every investment, every capital allocation decision, competes against every other. Period. That’s the business we’re building.

Valter Pinto: I appreciate that. I’m seeing several questions regarding the buyback, I just want to remind investors that all public companies are subject to blackout periods. We just reported our results, and we’ll be providing more updates in the future, but some investors may not fully realize that there are blackout periods for all public companies governing when and how much they can buy back shares.

Eric, we started talking about investment opportunities — a question came in about where you’re seeing the biggest opportunities right now: financial services, consumer, healthcare? How are you thinking about what the market is telling us?

Eric Jackson: Well, in terms of using the EMJX model, we have a lot of choices. We are planning on using it ourselves internally at SRXH, in our own treasury, and we think that over time the market will view that model and its ability to generate cash as something deserving of a premium. For every dollar in, we think it’s worth a premium because it’s going to generate money. Is it going to be worth 10x mNAV? I don’t know, that’s up to the market to decide. But we certainly think it’s worth a lot more than these Gen 1 treasuries that are doing nothing to create value except rising and falling with the price of Bitcoin.

Being able to make money in different kinds of markets should be something investors get excited about. Evidence of that: we’re also getting inbound interest from other people who’ve inquired about licensing the model, including Gen 1 DATs themselves, who’ve asked whether they can get access to our regime model for insight into where direction is going. It’s become much more acceptable now to reduce the amount of Ethereum, XRP, or Bitcoin you hold if you’re a DAT than it was, say, eight months ago, when everybody was in a “never sell” mindset. So we’re exploring those kinds of discussions, not just with DATs, but with corporate treasuries and other institutional investors who think it could be highly valuable to know where the price of Bitcoin is going in the next 30 days. We’ll pursue those where we think it adds value for SRXH shareholders.

The other kinds of discussions we’ve been having recently are with ETF companies interested in this becoming an ETF product that could be accessed by anyone — unlike hedge funds or other exotic investments gated to accredited investors only. Those discussions are ongoing, and we’ll make the decision that’s in the best interest of SRXH shareholders.

Finally, going back to Kent’s point about using AI in other contexts, one non-intuitive thing we’ve learned as we’ve gone through 23 iterations: some people would think that to build a better Bitcoin model, you should put blinders on and only eat sleep, think, and only look at Bitcoin-relevant features, 24/7. It turns out, counterintuitively, that building a better Bitcoin model happens when you build models that address other industries and other contexts — whether biotech, consumer (like Halo), or even things like predicting politics or how the Supreme Court will rule. We’ve found that when we expand our view and apply our models to those contexts, we pick up small but useful signals in each situation that end up making our version 24, version 25 Bitcoin model that much stronger and that helping us stay ahead and outperform in years to come. That’s a non-intuitive but striking finding, and whenever we’re able to use our models in other investment contexts that can create value for SRXH, we’re going to do that wholeheartedly.

Valter Pinto: Thanks Eric, appreciate that. Just a few more questions as we near the end of the chat today and I appreciate everybody submitting questions in the Q&A. Here’s another one for you, Kent: you mentioned that the company has the strongest balance sheet, probably in its history. Can you walk us through capital allocation priorities for you and the board?

Kent Cunningham: Yeah, the balance sheet is one of the things I mentioned I’m most excited about, we’ve got over $55 million in cash and short-term investments, no debt, and frankly a much simpler capital structure than we’ve had historically. That puts us in a very different position than even just a few months ago and its a position of strength.

As we think about how to best deploy that capital: I mentioned every dollar has to compete against the others, so we aren’t thinking about acquisitions or treasury management, minority investments, or Halo in isolation, it’s a comprehensive lens we use to assess attractiveness. Our priorities are pretty straightforward. First, preserve a strong balance sheet. Liquidity gives us flexibility, and that flexibility becomes a competitive advantage when attractive opportunities pop up. Second, we’ll keep investing in our core operating businesses, where we see meaningful opportunities for both organic growth or M&A bolt-ons. We’ll look at those and lean in to create value. And last, we’ll deploy capital into high-conviction investments and strategic acquisitions where we believe we have differentiated insight and the right to win.

So overall, we have the necessary capital right now to execute our strategy, continue investing in the business, and pursue new opportunities and do all of that from a position of strength. Having the cash is one thing; deploying it thoughtfully is how we’ll create shareholder value.

Valter Pinto: Thanks, Kent. We’re just about up on time, but this is an interesting question for both of you: starting with you, Kent, what are the catalysts investors should be looking forward to in the next 6 to 12 months? Then we’ll have Eric answer as well.

Kent Cunningham: Yeah, over the 6-to-12-month horizon and beyond, I’d encourage people to watch our execution. We’re focused on building out this platform to consistently create value and increase value per share. There are a few areas where you’ll probably see meaningful progress.

First, disciplined capital deployment — we’re going to keep evaluating and executing against high-conviction investments and opportunities where we think we have an advantage. What we won’t do is invest just to stay active; we’ll invest when the patterns and signals are there and the opportunity meets our return and risk profile.

Second, continued development of the EMJX platform — as Eric mentioned, it’s continuously improving. You’ll see us continue to enhance the AI-enabled investment capabilities, refine the process, and ultimately expand the platform’s reach.

And third, a renewed focus on operational execution and investment within Halo. Halo is an important operating business for us. We’re focused right now on product innovation, expanding distribution, and improving execution, while driving increased profitability and long-term growth for that brand.

Valter Pinto: Thanks, Kent. Eric?

Eric Jackson: Yeah, obviously today’s press release, and being able to share the performance of the EMJX strategy over these last several months, was exciting. We’ve heard from many shareholders who’ve said they want to hear more, we want more communication. We’re sympathetic to that. As Kent said, we’re all shareholders here, and I don’t think anyone on the board has been happy with the performance of the stock over the last few months. We think it’s worth much higher than where it’s trading currently, but it’s on us to perform and to communicate well to shareholders. So we’ve heard from many that they want more communication.

From the EMJX perspective, obviously there was a big data dump today, but we’re not going to go silent for the next six months. It’s on me to continuously give updates and reports on how we’re doing, and that’s one thing to watch going forward. If there’s anything material to announce from a business-development perspective, some of the discussions we’re having at the moment, we’ll share those as well. We’ve heard you, and we want to be as transparent as we can. This isn’t a mom-and-pop shop; it’s a publicly listed company, so we have to follow the rules. We can’t just throw things out there off the cuff. But I think most people understand that. We’re in this for the long haul. We believe there’s an opportunity to do something magical here at the Company, and you can hold us accountable to that.

Valter Pinto: Thanks, Eric — very well said. I appreciate that, and I thank both of you for your time today. We had a big audience, and we appreciate everyone joining today’s fireside chat. As a reminder, the replay will be available under the Investor Relations section shortly.

Additionally, as I mentioned before, we’ll be reporting in mid-August and we’ll have another conference call during that time and look forward to speaking with everyone again. Please contact srx@kcsa.com if you have any further questions we weren’t able to address today.

Thank you, everyone and until next time.